Exhibit (j)(2)

                                          PROPOSED AUDITOR'S CONSENT FOR PEA #36


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 8, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to Shareholders of Firstar Money Market Fund, Firstar U.S. Treasury Money Market Fund, Firstar U.S. Government Money Market Fund, Firstar Tax-Exempt Money Market Fund, Firstar Institutional Money Market Fund, Firstar Short-Term Bond Market Fund, Firstar Intermediate Bond Market Fund, Firstar Tax-Exempt Intermediate Bond Fund, Firstar Bond IMMDEX Fund, Firstar Balanced Growth Fund (formerly known as the Balanced Fund), Firstar Balanced Income Fund, Firstar Growth and Income Fund, Firstar Equity Index Fund, Firstar Growth Fund (formerly know as the MidCore Growth Fund), Firstar Special Growth Fund, Firstar International Equity Fund, Firstar MicroCap Fund, and Firstar Emerging Growth Fund (portfolios of Firstar Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in each Prospectus and under the heading "Independent Accountants" in each Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 26, 1999